Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Reports Fourth Quarter 2014 Financial Results

Milford, Massachusetts, January 26, 2015 — Waters Corporation (NYSE/WAT) reported fourth quarter 2014 sales of $584 million, an increase of 3% in comparison to sales of $565 million in the fourth quarter of 2013. In the quarter, the effect of foreign currency translation reduced sales by 5%. On a GAAP basis, earnings per diluted share (EPS) for the fourth quarter were $1.80 compared to $1.65 for the fourth quarter of 2013. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS grew 17% to $1.99 from $1.70 in the fourth quarter of 2013. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption “Investors”.

For the full year, sales for the Company were $1.99 billion, an increase of 4% in comparison to sales of $1.90 billion in 2013, with foreign currency translation reducing sales growth by about 2%. On a GAAP basis, EPS for 2014 were $5.07 compared to $5.20 in 2013. On a non-GAAP basis, including adjustments in the attached reconciliation, EPS grew 9% to $5.48 from $5.04 in 2013.

Commenting on the Company’s recent performance, Douglas A. Berthiaume, Chairman, President and Chief Executive Officer said, “Strong organic sales growth in the fourth quarter was driven by broad-based pharmaceutical demand and solid recurring revenue growth.”

As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2014 financial results conference call this afternoon, January 26, 2015 at 5:00 p.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through February 3, 2015 at midnight eastern time, similarly by webcast and also by phone at 203-369-1809.

About Waters Corporation

For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.99 billion in 2014, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, uncertainties relating to organizational/leadership transition plans; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the period ended September 27, 2014 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2014	December 31, 2013
Cash, cash equivalents and investments	2,055,388	1,803,670
Accounts receivable	433,616	430,985
Inventories	246,430	242,800
Other current assets	109,279	78,800
Total current assets	2,844,713	2,556,255

Property, plant and equipment, net	321,583	324,932
Other assets	712,507	701,442
Total assets	3,878,803	3,582,629

Notes payable and debt	225,243	133,346
Accounts payable and accrued expenses	357,285	354,186
Total current liabilities	582,528	487,532

Long-term debt	1,240,000	1,190,000
Other long-term liabilities	161,609	141,924
Total liabilities	1,984,137	1,819,456

Total equity	1,894,666	1,763,173
Total liabilities and equity	3,878,803	3,582,629

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$583,870	$565,448	$1,989,344	$1,904,218
Cost of sales	233,119	228,991	824,913	783,456

Gross profit	350,751	336,457	1,164,431	1,120,762

Selling and administrative expenses	131,916	130,680	512,707	492,965
Research and development expenses	28,724	26,975	107,726	100,536
Acquired in-process research and development	15,456	—	15,456	—
Purchased intangibles amortization	2,616	2,625	10,634	9,918

Operating income	172,039	176,177	517,908	517,343

Other expense	—	—	—	(1,575)
Interest expense, net	(7,566)	(6,852)	(27,168)	(25,663)

Income from operations before income taxes	164,473	169,325	490,740	490,105

Provision for income tax expense	13,181	27,743	59,120	40,102

Net income	$151,292	$141,582	$431,620	$450,003

Net income per basic common share	$1.82	$1.67	$5.12	$5.27

Weighted-average number of basic common shares	83,217	85,006	84,358	85,426

Net income per diluted common share	$1.80	$1.65	$5.07	$5.20

Weighted-average number of diluted common shares and equivalents	84,015	86,017	85,151	86,546

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2014 and 2013 adjusted amounts presented below are used by the management of the Company to measure operating performance against prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). These Non-GAAP amounts should be considered supplemental to, and not a substitute for, financial performance in accordance with GAAP. The Company believes that the use of Non-GAAP measures, such as Adjusted Non-GAAP Earnings Per Share (EPS) and Adjusted Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results, and is consistent with how management measures performance for purposes of executive compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational items. Management has excluded the following items:

*	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Acquired In-Process Research and Development was excluded as the Company believes that the costs to license certain intellectual property are infrequent and are not indicative of normal operating costs. In 2014, the Company entered into licensing arrangements for mass spectrometry technologies, primarily related to new medically-focused applications.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization)	$(134,532)	$(133,305)	$(523,341)	$(502,883)
Purchased Intangibles Amortization	2,616	2,625	10,634	9,964
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	3,140	2,713	17,697	9,499

Adjusted Non-GAAP Selling & Administrative Expenses (including Purchased Intangibles Amortization)	$(128,776)	$(127,967)	$(495,010)	$(483,420)

GAAP Research & Development Expenses (including Acquired In-Process Research and Development)	$(44,180)	$(26,975)	$(123,182)	$(100,536)
Acquired In-Process Research and Development	15,456	—	15,456	—

Adjusted Non-GAAP Research & Development Expenses (including Acquired In-Process Research and Development)	$(28,724)	$(26,975)	$(107,726)	$(100,536)

GAAP Operating Income	$172,039	$176,177	$517,908	$517,343
Purchased Intangibles Amortization	2,616	2,625	10,634	9,964
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	3,140	2,713	17,697	9,499
Acquired In-Process Research and Development	15,456	—	15,456	—

Adjusted Non-GAAP Operating Income	$193,251	$181,515	$561,695	$536,806

GAAP Provision for Income Tax Expense	$(13,181)	$(27,743)	$(59,120)	$(40,102)
Purchased Intangibles Amortization	(718)	(738)	(3,024)	(2,849)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(925)	(893)	(4,979)	(3,186)
Acquired In-Process Research and Development	(3,323)	—	(3,323)	—
Infrequent Income Tax Items	(357)	915	2,383	(27,467)

Adjusted Non-GAAP Provision for Income Tax Expense	$(18,504)	$(28,459)	$(68,063)	$(73,604)

GAAP Net Income	$151,292	$141,582	$431,620	$450,003
Purchased Intangibles Amortization	1,898	1,887	7,610	7,115
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	2,215	1,820	12,718	6,313
Acquired In-Process Research and Development	12,133	—	12,133	—
Infrequent Income Tax Items	(357)	915	2,383	(27,467)

Adjusted Non-GAAP Net Income	$167,181	$146,204	$466,464	$435,964

GAAP EPS	$1.80	$1.65	$5.07	$5.20
Purchased Intangibles Amortization	0.02	0.02	0.09	0.08
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.03	0.02	0.15	0.07
Acquired In-Process Research and Development	0.14	—	0.14	—
Infrequent Income Tax Items	—	0.01	0.03	(0.32)

Adjusted Non-GAAP EPS	$1.99	$1.70	$5.48	$5.04